UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Check the appropriate box:

☒	Preliminary Information Statement

☐	Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))

☐	Definitive Information Statement

ACHISON INC. (aka ANTIAGING QUANTUM LIVING, INC.)

(Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No:

3)	Filing Party:

4)	Date Filed:

ACHISON INC. (aka ANTIAGING QUANTUM LIVING, INC.)

1345 Avenue of the Americas 33rd Floor

New York, NY 10105

NOTICE OF MAJORITY SHAREHOLDER’S ACTION

_____, 2023

To the Stockholders of Achison Inc. (aka Antiaging Quantum Living, Inc.):

This Notice and the accompanying Information Statement are being furnished to the stockholders of Achison Inc. (aka Antiaging Quantum Living, Inc.), a New York corporation (the “Company”), in connection with a change of the name of the Company to Antiaging Quantum Living Inc. (the “Name Change”). On July 21, 2023, Barry Wan (the “Majority Stockholder”), who owned 97% of the then issued and outstanding shares of the Company, voted in favor of ratifying the Name Change. On July 21, 2023, the Board of Directors of the Company ratified the Name Change, subject to Stockholder approval. The Majority Stockholder approved the Name Change by written consent in lieu of a meeting on July 21, 2023. Accordingly, your consent is not required and is not being solicited in connection with the approval of the Name Change. The Name Change will become effective following approval by FINRA.

The Company common shares are voting. There are currently 100,000,000 shares of common stock authorized and 29,995,000 shares of common stock issued and outstanding. These shares are held by Lazar and another 36 shareholders (approximate).

Any actions to be taken following the Increase shall be taken at such future date as determined by the Board of Directors, but in no event earlier than the 20th day after this Information Statement is mailed or furnished to Company shareholders.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE

REQUESTED NOT TO SEND US A PROXY.

Your vote or consent is not requested or required to approve these matters. The accompanying Information Statement is provided solely for your information.

By order of the members of the Board of Directors:

Barry Wan, Chairman

Dated: _____, 2023

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INFORMATION STATEMENT

OF

ACHISON INC. (AKA ANTIAGING QUANTUM LIVING, INC.)

(Preliminary)

THIS SCHEDULE 14-C INFORMATION STATEMENT IS BEING PROVIDED

TO YOU BY THE BOARD OF DIRECTORS OF

FRANCHISE HOLDINGS INTERNATIONAL, INC.

YOU ARE REMINDED WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement is being mailed or furnished to the stockholders of Achison Inc. (aka Antiaging Quantum Living, Inc.), a New York corporation (the “Company”), in connection with the contemplated corporate name change). Mr. Barry Wan (who holds an aggregate 29,215,000 shares of common stock—or 97%—of the outstanding 29,995,000 common shares on the date of the shareholder’s written consent) approved the name change to Antiaging Quantum Living Inc. by written consent on July 21, 2023, following resolutions to that effect adopted by the Board of Directors of the Company on that date. Accordingly, all necessary corporate approvals in connection with the matters referred to herein have been obtained and this Information Statement is furnished solely for the purpose of informing the stockholders of the Company, in the manner required under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of this contemplated Increase in authorized before it takes effect.

This Information Statement is first being mailed or furnished to the stockholders of the Company on or about August 7, 2023. The Name Change will become effective following approval by FINRA, but in no event earlier than the 20 days after this Information Statement is mailed or furnished to Company shareholders.

[Balance of Page Intentionally Left Blank.]

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ACTION I NAME CHANGE

CHANGE THE NAME OF THE COMPANY TO ANTIAGING QUANTUM LIVING INC.

GENERAL

The Board approved a resolution to ratify the change of the name of the Company to Antiaging Quantum Living Inc. (the “Name Change”).

PURPOSE AND MATERIAL EFFECTS OF THE NAME CHANGE

The Board of Directors has taken this action to broaden our business scope to encompass health products and health management services as well as insurance broker agent services.

We believe that the Name Change will improve the name recognition of the Company in relation to its business plan.

The Name Change will not change the proportionate equity interests of our stockholders, nor will the respective voting rights and other rights of stockholders be altered.

This proposal is not the result of management’s knowledge of an effort to accumulate the issuer’s securities or to obtain control of the issuer by means of a merger, tender offer, solicitation or otherwise. It was done as a way to broaden the scope of its name recognition and enhance shareholder value.

As discussed above, the Name Change was the subject of a majority vote by the Board of Directors approving the Name Change. There are no rules or practices on any stock exchange that permit such exchange to reserve the right to refuse to list or to de-list any stock which completes a Name Change.

The main purpose of completing this Name Change is to closely align the Company name with the operations and direction of the Company.

SUMMARY OF NAME CHANGE

Below is a brief summary of the Name Change:

The name of the Company shall be amended to Antiaging Quantum Living Inc.

This action has been approved by the Board and the written consents of the holder of the majority of the outstanding voting power of the Company.

GENERAL

This Information Statement is first being mailed or furnished to stockholders on or about August 7, 2023. The Company will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. The Company will reimburse any brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this Information Statement to the beneficial owners of the common stock. This Information Statement is being furnished by the Company and is available on www.sec.gov.

The Board is not aware of any attempt to take control of the Company and has not presented this proposal with the intention that the Increase be used as a type of antitakeover device. There are no anti-takeover mechanisms present in the Company’s governing documents and there are no plans or proposals to adopt other provisions or enter into other arrangement that may have anti-takeover consequences, other than as pursuant to the Exchange Agreement.

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INFORMATION REGARDING THE COMPANY

Achison Inc., (aka Antiaging Quantum Living Inc.) (the “Company”) is a New York corporation formed on December 29, 2014. Our current principal executive office is located 1345 Avenue of the Americas, New York, New York, 10105. Tel: 917-470-5393

On July 1, 2019 Lansdale Inc, the principal stockholder of the Company (“Seller”) and controlled by the Company’s prior President, Mr. Wanjun Xie, entered into a Stock Purchase Agreement (the “Agreement”) with Dazhong 368 Inc, (the “Buyer”), pursuant to which, among other things, Seller agreed to sell to the Buyer, and the Buyer agreed to purchase from Seller, a total of 9,000,000 shares of Class A Common Stock of the Company of record and beneficially by Seller. The Purchased Shares represented approximately 90% of the Company’s issued and outstanding shares of Class A Common Stock, resulting in a change of the control of the Company. Mr. Dingshan Zhang was appointed as the President and CEO of the Company at the same date.

Prior to the change of the management team, the Company was engaging in holding or trading securities in the US market, trading spot silver in Singapore’s market as well as to trade whisky in the UK market. The Company has changed its focus to operate online advertising business through www.dazhong368.com (the “Website”) in the New York area.

The Website was established by Mr. Zhang in 2014 which is mainly focused on customers in the Greater New York area. The Website advertises different markets for professional individuals or companies including real estate, services, accounting, legal and so forth. We charge certain fees from these advertisements posted on our Website. The Company expects to generate revenue from the online advertising business and we also seek other profitable business at the same time.

On April 10, 2023, Mr. Barry Wan acquired control of 29,215,000 restricted shares of common stock (the “Purchased Shares”) of Achison Inc. (the “Company”, “us”, “we” or “our”), representing approximately 97% of the Company’s total issued and outstanding common stock (the “Common Stock”) from Dazhong 368 Inc and Sophia 33 Inc, two New York corporations controlled by the Company’s then President, Chief Executive Officer and sole director, Dingshan Zhang pursuant to the terms of a Stock Purchase Agreement by and among the parties thereto (the “Stock Purchase Agreement”). Pursuant to the Stock Purchase Agreement, Mr. Wan paid an aggregate purchase price of four hundred thousand dollars ($400,000.00) to Mr. Zhang in exchange for the Purchased Shares. The foregoing transaction resulted in a change of control of the Company, with Mr. Wan acquiring 97% of the Company’s outstanding Common Stock. Both before and after the transactions, the Company had 29,995,000 shares of its common stock outstanding.

In connection with the transaction, on April 10, 2023, Mr. Dingshan Zhang resigned from all positions he held with the Company. On April 10, 2023, Ms. Jing Wan was appointed by our majority shareholder as our Chief Executive Officer, Chief Financial Officer, President and Director. The Company plans to continue its existing operations through its website at www.dazhong368.com, which, since 2014, has provided online advertising to different individuals or companies operating in real estate, accounting, legal and other professional services in the New York City area. Its revenues are generated from advertising fees.

On June 16, 2023, Jing Wan resigned effective immediately. At the effective date of the resignation, Mr. Barry Wan consented to act as the new Chief Executive Officer, Chief Financial Officer, President, Treasurer, Secretary and a Director of the Company.

Products and Services

Our current services will focus on the website development, maintenance and online business advertisement. Meanwhile, we will also search for different business opportunities to be acquired by the Company.

We will continue to improve our online platform in order to expand our customer base. The potential customer resource of our online advertising platform will be mainly from professional individuals and small companies that will use our platform to promote their services or products to their end-users.

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Strategy

Our strategy is to target the small to medium-sized companies as well as the professional individuals that will use our Website to promote their products or services. Except to build up a customized ID card introduction for each of our customers, we will also help our customers to maintain their content information posted under their ID card introduction. We hope this one-stop service will better serve our potential customers.

Competitive Conditions

The online advertising industry is highly competitive, rapidly evolving and subject to constant technological change and intense marketing by providers with similar products and services.

A few of our competitors have substantially greater financial, technical and marketing resources, larger customer bases, longer operating histories, greater name recognition and more established relationships in the industry than we have. As a result, certain of these competitors may be able to adopt more aggressive pricing policies that could hinder our ability to market our services. We believe that our key competitive advantages are our ability to deliver reliable, high-quality service in a cost-effective manner. We cannot provide assurances, however, that these advantages will enable us to succeed against comparable service offerings from our competitors.

PROPERTIES

The Company owns no real estate. We maintained our corporate office at 135-22 Northern Blvd, 2nd Fl, Flushing, NY. Tel: 917-470-5393 before May 31, 2023. We currently maintain our corporate office at 1345 Avenue of the Americas 33rd Floor, New York, NY 10105 Tel: 917-470-5393. The President of the Company provides the office space at no cost.

LEGAL PROCEEDINGS

The Company was not a party to any material legal proceedings, nor was its property the subject of any legal proceedings.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

There has only been limited trading for the Company’s Class A common stock since it began trading on October 19, 2021. There is no assurance that an active trading market will ever develop or, if such a market does develop, that it will continue. The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a “penny stock,” for purposes relevant to the Company, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require: (i) that a broker or dealer approve a person’s account for transactions in penny stocks and (ii) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person’s account for transactions in penny stocks, the broker or dealer must (i) obtain financial information and investment experience and objectives of the person and (ii) make a reasonable determination that the transactions in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form, (i) sets forth the basis on which the broker or dealer made the suitability determination and (ii) that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading, and about commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

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Because of these regulations, broker-dealers may encounter difficulties in their attempt to buy or sell shares of our common stock, which may affect the ability of our shareholders to sell their shares in the secondary market and have the effect of reducing the level of trading activity in the secondary market. These additional sales practice and disclosure requirements could impede the sale of our common stock in the market place. In addition, the liquidity for our common stock may be decreased, with a corresponding decrease in the price of our common stock. Our shares are likely to be subject to such penny stock rules for the foreseeable future.

On June 3, 2021, our Class A common stock was listed for quotation on the OTC Markets under the symbol “ACHN”. The OTC Markets is a regulated quotation service that displays real-time quotes, last-sale prices, and volume information in over-the-counter equity securities. The OTC Markets securities are traded by a community of market makers that enter quotes and trade reports. This market is limited in comparison to the national stock exchanges and any prices quoted may not be a reliable indication of the value of our common stock.

On June 09, 2023, the closing price of our Class A common stock reported on the OTC Markets was $0.85 per share. The following table sets forth, for each of the quarterly periods indicated, the high and low sales prices of our common stock, as reported on the OTC Markets.

Year 2022	Low	High
January 1 through March 31, 2022	$0.20	$0.51
April 1 through June 30, 2022	$0.20	$0.41
July 1 through September 30, 2022	$0.20	$0.25
October 1 through December 31, 2022	$0.20	$0.21

Year 2023	Low	High
January 1 through March 31, 2023	$0.12	$0.29
April 1 through June 30, 2023	$0.176	$0.99

Holders

There are approximately 37 holders of the Company’s Class A Common Stock. This figure does not include holders of shares registered in “street name” or persons, partnerships, associates, corporations or other entities identified in security position listings maintained by depositories.

Dividends

The Company has not previously declared or paid any dividends on our common stock and do not anticipate declaring any dividends in the foreseeable future. The payment of dividends on our common stock is within the discretion of our board of directors.

ADDITIONAL INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-K and 10-Q (the “1934 Act Filings”) with the Securities and Exchange Commission (the “Commission”). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

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The following document as filed with the Commission by the Company are incorporated herein by reference:

1. Annual Report on Form 10-K for the year ended March 31, 2023.

ADDITIONAL INFORMATION

Voting Securities; Beneficial Ownership of the Company’s Common Stock

The Company’s common stock is the only class of voting equity securities that is currently outstanding and entitled to vote at a meeting of the Company’s stockholders. Each share of common stock entitles the holder thereof to one (1) vote on those matters requiring a vote of shareholders. Our authorized capital stock consists of 100,000,000 shares of Common Stock, par value $0.001 per share, of which 29,995,000 shares are outstanding as of July 20, 2023.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following information table sets forth certain information regarding the Company’s Common Stock owned on the July 20, 2023 by (i) each who is known by the Company to own beneficially more than 5% of its outstanding Common Stock, (ii) each director and officer, and (iii) all officers and directors as a group:

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Common Stock, Par value $0.001	Barry Wan	29,215,000	97%
All Executive Officers and Directors as a Group (1 person)		29,215,000	97%

DISSENTER’S RIGHTS OF APPRAISAL

The Stockholders have no right under Nevada Corporate Law, the Company’s articles of incorporation consistent with above, or By-Laws to dissent from any of the provisions adopted in the Amendments.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES

EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Company directors and executive officers and persons who own more than 10% of a registered class of the Company’s outstanding equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and greater than 10% members are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file, namely Forms 3, 4 and/or 5. Based upon a review of the copies of such filings filed and furnished, the Company believes that all required filings have not been made.

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WHERE YOU CAN FIND ADDITIONAL INFORMATION

The Company is required to file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document the Company files at the SEC’s public reference rooms at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E.—Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information on the operation of the public reference rooms. Copies of any Company filings with the SEC are also available to the public from the SEC’s website at www.sec.gov on its EDGAR filing system. Upon written request to 125 Railway Avenue East, Canora, Saskatchewan, Canada, S0A0L0 or by calling the Company at (516) 544-2812, shareholders of the Company may request, by first class mail or other equally prompt means within one business day of receipt of such request, a copy of any and all of the information that has been incorporated by reference, including information contained in documents filed subsequent to the date on which definitive copies of the proxy statement are sent or given to security holders, up to the date of responding to the request.

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CONCLUSION

As a matter of regulatory compliance, we are sending you this Information Statement which describes the purpose and effect of the above actions. Your consent to the above action is not required and is not being solicited in connection with this action. This Information Statement is intended to provide our stockholders information required by the rules and regulations of the Securities Exchange Act of 1934.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THE ATTACHED MATERIAL IS FOR INFORMATIONAL PURPOSES ONLY.

Date: _________, 2023

By Order of the Board of Directors

/s/ Barry Wan
Barry Wan
CEO

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